Exhibit 15.1

中国广州市珠江新城珠江东路6号 广州周大福金融中心 14层、15层 邮编：510623	14/F, 15/F, CTF Finance Centre, No.6,Zhujiang East Road, Zhujiang New Town Guangzhou，P.R.China,510623

dentons.cn

Consent Letter

April 3, 2025

To: Chanson International Holding (the “Company”)

B9 Xinjiang Chuangbo Zhigu Industrial Park,

No. 100 Guangyuan Road, Shuimogou District,

Urumqi, Xinjiang, People’s Republic of China

Dear Sirs or Madams,

We consent to the reference to our firm under the headings of “Item 3. Key Information—Our Corporate Structure—Risks Associated with our Corporate Structure and the VIE Agreements,” “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Corporate Structure,” “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC,” “Item 4. Information on the Company—B. Business Overview—Regulations—PRC Regulations,” and “Item 10. Additional Information—E. Taxation—People’s Republic of China Enterprise Taxation” in The Company’s Annual Report on Form 20-F for year ended December 31, 2024, which will be filed with the Securities and Exchange Commission in the month of April 2025.

Yours faithfully,

/s/ Beijing Dacheng Law Offices, LLP (Guangzhou)
Beijing Dacheng Law Offices, LLP (Guangzhou)